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                                                                   EXHIBIT 10.42

                         MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement (this "Agreement") is executed and made effective as of January 1, 2000, between K & F Industries Inc., a Delaware corporation ("K & F") and Loral SpaceCom Corporation, a Delaware corporation ("Loral" or the "Manager").

     WHEREAS, K & F is engaged in manufacturing aircraft wheels, brakes and anti-skid systems as well as fuel tanks, iceguards, and specialty coated fabrics for use in aircraft (the "Business").

     WHEREAS, Loral has expert administrative staff and personnel available to render general and specific services of a financial, commercial and administrative nature with respect to the Business, and desires to provide such services pursuant to the terms hereof.

     WHEREAS, K & F desires that Loral provide K & F with the aforesaid services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good, valid and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Description of Services. Subject to the terms and provisions of this Agreement, the Manager shall, or shall cause its affiliates to, provide K & F with general managerial services of a financial, commercial and administrative nature with respect to the Business, in such scope and nature as K & F may request from time to time. The current scope and nature of these services is more particularly set forth in Annex I of this Agreement, which may be updated or modified by the parties as necessary. This Agreement does not impose upon K & F the obligation to request any services from Manager. The Manager shall for all purposes of this Agreement be an independent contractor and not an agent of K &
F. Manager shall have no authority to bind K & F to any contract or obligation.

     2. Consideration. K & F shall pay, and the Manager shall accept, as full consideration for the services to be rendered hereunder, a fee equal to the direct or "out of pocket" cost of such services plus 10%. K & F shall also reimburse the Manager for all reasonable out of pocket expenses.

     3. Method and Character of Payment. The fees hereunder shall be remitted to the Manager by K & F in United States dollars by check or by wire transfer to a bank to be designated by the Manager, unless otherwise provided for and agreed upon in writing by the parties.

     4. Liability. Neither the Manager nor its respective directors, officers, employees or agents shall be liable to K & F for any action or conduct taken or not taken by any of such parties, except as may arise from the willful misconduct of such party.

     5. Indemnification. (a) The Manager and its respective agents, officers, employees and directors (the "Loral Indemnified Parties") will have no liability for, and will be indemnified and held harmless against, any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of any nature whatsoever, known or unknown, liquidated or unliquidated, contingent or otherwise, in which any of the Loral Indemnified Parties may become involved, as a party or otherwise, arising out of the conduct of the business or affairs of K & F by the respective Loral Indemnified Parties or otherwise as a result of services provided under or relating to this Agreement, except as may arise from the willful misconduct of such party. The right of any Loral Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Loral Indemnified Party may otherwise be entitled to by contract or as a matter of law or equity and shall extend to such Loral Indemnified Party's successors, assigns and legal representatives.

     (b) K & F and its respective agents, officers, employees and directors (the "K & F Indemnified Parties") will have no liability for, and will be indemnified and held harmless against, any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of any nature whatsoever, known or unknown, liquidated or
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unliquidated, contingent or otherwise, in which any of the K & F Indemnified
Parties may become involved, as a party or otherwise, arising out of the conduct of the business or affairs of the Manager, including, without limitation, the employment by the Manager of its employees, or otherwise resulting from the Manager's breach of this Agreement or default of its obligations to third parties, except as may arise from the willful misconduct of such party. The right of any K & F Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such K & F Indemnified Party may otherwise be entitled to by contract or as a matter of law or equity and shall extend to such K & F Indemnified Party's successors, assigns and legal representatives.

     6. Termination by K & F. Should the Manager commit a breach or default of any of its obligations hereunder and fail to cure such breach after 30 days written notice of such default from K & F, K & F may terminate this Agreement with respect to the Manager after ten (10) days' written notice to the Manager. Upon any such termination, the Manager shall be compensated for all services performed to the date of termination in accordance with the provisions of this Agreement.

     7. Termination by the Manager. Should K & F commit a breach or default of any of its obligations hereunder and fail to cure such breach after 30 days written notice of such default from the Manager, the Manager may terminate this Agreement, after ten (10) days' written notice to K & F.

     8. Effect of Termination. In the event of termination by a party for cause under paragraph 6 or 7 of this Agreement, the party terminating the Agreement shall, in addition to the rights set forth in paragraph 6 or 7, as the case may be, have such other rights and remedies as may be available at law or in equity, including, in the case of paragraph 6, the right of set-off.

     9. Amendment. This Agreement may be modified or amended only by the agreement of the parties hereto in writing, duly executed by the authorized representatives of each party.

     10. Force Majeure. Any delays in or failure of performance by any party hereto, other than the payment of money, shall not constitute a default hereunder if and to the extent such delays or failures of performance are caused by occurrences beyond the control of such party, including but not limited to: acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war; riots or strikes or other concerted acts of personnel; or any causes, whether or not of the same class or kind as those specifically named above, which are not within the control of such party, and which by the exercise of reasonable diligence, such party is unable to prevent.

     11. Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other party hereto, except that the Manager may assign its rights and delegate its obligations to any affiliate which it controls, which controls it or with which it is under common control. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee.

     12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

     14. No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     15. Notices. All notices and other communications hereunder shall be in writing, signed by the party giving the same and shall be delivered by hand, facsimile or mailed by express courier or by registered or certified mail, postage prepaid, at the addresses set forth below or such other address as any party may specify
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by notice to the other parties. Any notice so addressed shall be deemed to be given; if delivered by hand or facsimile, on the date of such delivery and if mailed by courier, on the second business day following the date of such mailing.

     (a) if to Loral:
       Loral SpaceCom Corporation
       600 Third Avenue
       New York, New York 10016
       Attention: Avi Katz
       Fax No.: (212) 338-5320

     (b) if to K & F:
        K & F Industries Inc.
        600 Third Avenue
        New York, New York 10016
        Attention: Kenneth M. Schwartz
        Fax No.: (212) 867-1182

     16. Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers, as of the date first above written.

                                          LORAL SPACECOM CORPORATION

                                          By: /s/ AVI KATZ
                                            ------------------------------------
                                          Name: Avi Katz
                                          Title:  Vice President and Secretary

                                          K & F INDUSTRIES INC.

                                          By: /s/ KENNETH M. SCHWARTZ
                                            ------------------------------------
                                          Name: Kenneth M. Schwartz
                                          Title:  President and COO

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                                                                         ANNEX I

                               SCOPE OF SERVICES

     The Manager shall provide services to K & F in the following areas as requested by K & F from time to time.

     - Rental of premises

     - Legal Services

     - Interest on Loral Space options

     - Insurance Services

     - Communications Services

     - Information Technology Services